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                                                                   EXHIBIT 4.12

                                 TRUST AGREEMENT

         This TRUST AGREEMENT, dated as of July 23, 2003 (this "Trust Agreement"), among (i) Midland Financial Holdings, Inc., as sponsor (the "Sponsor"), (ii)Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Delaware Trustee"), and (iii) Michael L. Falcone, William S. Harrison and Mark K. Joseph, each an individual, as trustees (the "MFH Financial Trustees") (each of such trustees in (ii) and (iii) being collectively referred to as the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby (the "Trust") shall be known as "MFH Financial Trust III," in which name the Trustees, or the Sponsor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the form of exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

                  3. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein (collectively, the "Trust Securities"). Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

                  4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust or Municipal Mortgage & Equity, LLC (the "Parent") as the parent of the Sponsor, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications

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and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Sponsor or the Parent, on behalf of the Trust, may deem necessary or desirable, (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust, and (v) to execute on behalf of the Trust an Underwriting Agreement relating to the Preferred Securities, among the Trust, the Sponsor and the several Underwriters named therein. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company in its capacity as a Trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws. In connection with the filings referred to above, the Sponsor and the MFH Financial Trustees, as Trustees and not in their individual capacity, hereby constitute and appoint Michael L. Falcone, William S. Harrison and Mark
K. Joseph, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee or in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could to in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                  5. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Sponsor.

                  6. (a) The Trustees and their officers, directors, agents and servants (the "Fiduciary Indemnified Person") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, the Trustees or any holder of the Trust Securities (the Trust,

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the Sponsor and any holder of the Trust Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Person in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Trust Agreement or by law, except that the Fiduciary Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) Each Fiduciary Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters such Fiduciary Indemnified Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

                  (c) The Sponsor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Fiduciary Indemnified Person by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Trust Agreement, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Fiduciary Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Person to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

                  (d) The provisions of this Section shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Person.

         7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         8. This Trust Agreement may be executed in one or more counterparts.

         9. The Trust may terminate without issuing any Trust Securities at the election of the Sponsor. The Trust shall dissolve and this Trust Agreement shall terminate unless the Trust issues securities within three (3) years after the date hereof. Upon dissolution, the Trustee shall file a certificate of cancellation in accordance with the Statutory Trust Act and apply the funds

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deposited with it pursuant to Section 2 above to reimburse the Trustee for any filing fees or other expenses in connection therewith. Any remaining funds shall, after payment of any other expenses of the Trust, be returned to the Sponsor.


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                          MIDLAND FINANCIAL HOLDINGS, INC.,
                                          as Sponsor

                                          By: /s/ William S. Harrison
                                              ----------------------------------
                                          Name: William S. Harrison
                                          Title: Vice President

                                          WILMINGTON TRUST COMPANY,
                                          as Trustee

                                          By: /s/ Joann A. Rozell
                                              ----------------------------------
                                          Name: Joann A. Rozell
                                          Title: Financial Services Officer

                                          /s/ Michael L. Falcone
                                          --------------------------------------
                                          MICHAEL L. FALCONE, as Trustee

                                          /s/ William S. Harrison
                                          --------------------------------------
                                          WILLIAM S. HARRISON, as Trustee

                                          /s/ Mark K. Joseph
                                          --------------------------------------
                                          MARK K. JOSEPH, as Trustee